(TRANSLATION)

                                                                   June 26, 2003
                                                            Fujio Cho, President
                                                        TOYOTA MOTOR CORPORATION
                                     1,Toyota-cho, Toyota city, Aichi Prefecture

                         Notice of Resolution of FY2003
                     Ordinary General Shareholders' Meeting

Dear Shareholder,

We hereby notify you that, at the FY2003 Ordinary General Shareholders' Meeting of TOYOTA MOTOR CORPORATION ("TMC") held as of today, the meeting agenda have been reported and resolved as provided below.

Sincerely yours

Fujio Cho


Report:
       Reports on business review, balance sheet, and statement of income for the FY2003 term (covering April 1, 2002 through March 31, 2003)

           Substance of the above financial statements has been reported.

Resolutions:
Resolutions 1 to 8 Proposed by the Company
     Proposed Resolution 1:  Approval of Proposed Appropriation of Retained
        Earnings for FY2003

           This resolution has been approved and adopted as proposed, to distribute 20 yen per share to the shareholders for the year-end dividend. Combined with the interim dividend, this will result in total shareholder dividends for the fiscal year ended March 31, 2003 of 36 yen per share.

     Proposed Resolution 2:  Amendment of the Articles of Incorporation

           This resolution has been approved and adopted as proposed. The substance of the amendment appears in pages 4 and 5.

     Proposed Resolution 3:  Election of 27 Directors

           This resolution has been approved and adopted as proposed, and 27 persons, Messrs. Hiroshi Okuda, Iwao Isomura, Kosuke Ikebuchi, Fujio Cho, Akihiko Saito, Ryuji Araki, Yoshio Ishizaka, Kosuke Shiramizu, Katsuaki Watanabe, Kazushi Iwatsuki, Yasuhito Yamauchi, Zenji Yasuda, Takashi Kamio, Hiroyuki Watanabe, Katsuhiro Nakagawa, Akio Matsubara, Tokuichi Uranishi, Kazuo Okamoto, Kyoji Sasazu, Mitsuo Kinoshita, Teruyuki Minoura, Takeshi Uchiyamada, Masatami Takimoto, Akio Toyoda, Shoichiro Toyoda, Yoshimi Inaba and Shuhei Toyoda have been elected as Directors, and each has assumed his office.

     Proposed Resolution 4:  Election of 6 Corporate Auditors

           This resolution has been approved and adopted as proposed, and Messrs. Hideaki Miyahara, Yasutaka Okamura, Yoichi Kaya, Tadashi Ishikawa, Yoshiro Hayashi and Chiaki Yamaguchi have been elected as Corporate Auditors, and each has assumed his office.
           Messrs. Yasutaka Okamura, Yoichi Kaya and Tadashi Ishikawa satisfy the qualifications of outside corporate auditor as provided in
           Article 18 Paragraph 1 of the "Special Law of the Commercial Code Concerning Audit, etc. of Joint Stock Corporation."

     Proposed Resolution 5:  Issue of Stock  Acquisition  Rights  without
           Consideration to Directors, Managing Officers and Employees, etc., of Toyota Motor Corporation and its Affiliates

           This resolution has been approved and adopted as proposed to issue stock acquisition rights without consideration to directors, managing officers and employees, etc., of TMC and its affiliates under the provisions of Articles 280-20 and 280-21 of the Commercial Code (i.e., the granting of stock options).

     Proposed Resolution 6: Amendment to the Conditions of Exercise of the
           Rights of Stock Options Due to the Introduction of the New Management System
           This resolution has been approved and adopted as proposed, as measures in conjunction with the introduction of the New Management System to make partial amendment to the Proposed Resolution 5 of FY2000 Ordinary General Shareholders' Meeting on June 28, 2000, Proposed Resolution 4 of FY 2001 Ordinary General Shareholders' Meeting on June 27, 2001 and Proposed Resolution 5 of FY2002 Ordinary General Shareholders' Meeting on June 26, 2002.

     Proposed Resolution 7: Repurchase of Shares
           This resolution has been approved and adopted as proposed, to repurchase shares of TMC common stock, up to 150 million shares and to a maximum value of 400 billion yen, based on provisions of Article 210 of the Commercial Code, with the acquisition to occur between the conclusion of this General Shareholders' Meeting and the conclusion of the next Ordinary General Shareholders' Meeting, in order to improve capital efficiency and to implement flexible capital policies in accordance with the business environment.

     Proposed Resolution 8: Award of Bonus Payments to Retiring Directors and
           Corporate Auditors
           This resolution has been approved and adopted as proposed to present bonus, pursuant to TMC's standard, to the retiring 31 Directors; Messrs. Noritaka Shimizu, Yoshio Uesaka, Tsutomu Tomita, Yoshito Kato, Shoji Kondo, Toshio Mizushima, Yasuhiko Fukatsu, Toshiaki Taguchi, Shokichi Yasukawa, Tetsuo Hattori, Hiroaki Yoshida, Kiyoshi Nakanishi, Yukitoshi Funo, Takeshi Suzuki, Atsushi Niimi, Hajime Wakayama, Hiroshi Takada, Teiji Tachibana, Shinichi Sasaki, Kazutoshi Minami, Shin Kanada, Hironobu Ono, Akira Okabe, Yoshio Shirai, Yoichiro Ichimaru, Shoji Ikawa, Masuji Arai, Koichi Ina, Yoshikazu Amano, Shinichi Kawashima and Kunio Komada, and three Corporate Auditors; Messrs. Terukazu Inoue, Yoshiaki Muramatsu and

           Yoshitoshi Toyoda within the standard in order to reward their service. The actual amount, time of the presentation and how it is presented, etc., would be decided by the Board of Directors and the Board of Corporate Auditors respectively.

Resolutions 9 to 11 Proposed by Shareholders

     Proposed Resolution 9: Proposed Appropriation of Retained Earnings

           This resolution has been rejected.

     Proposed Resolution 10: Amendment of the Articles of Incorporation (Part 1)
           This resolution has been rejected.

     Proposed Resolution 11: Amendment of the Articles of Incorporation (Part 2)
           This resolution has been rejected.


The content of the amendments to the Articles of Incorporation

                                                                                (Amended parts are underlined.)
  ----------------------------------------------------------- --------------------------------------------------------
                      Current Provisions                                        Proposed Amendment
  ----------------------------------------------------------- --------------------------------------------------------
  ----------------------------------------------------------- --------------------------------------------------------
  CHAPTER II.  SHARES                                         CHAPTER II.  SHARES
  (Transfer Agent)                                            (Transfer Agent)
  Article 6                                                   Article 6

      1.   (Omitted)                                              1.   (No change)
      2    (Omitted)                                              2.   (No change)
      3.   The  register  of  shareholders   (including  the      3.   The register of  shareholders  (including  the
           register of beneficial shareholders;  hereinafter           register    of    beneficial     shareholders;
           the same interpretation  being applicable) of the           hereinafter  the  same  interpretation   being
           Corporation  shall be kept at the  office  of the           applicable)  and the  register  of lost stock
           transfer   agent.   The   registration   of   the           certificates  shall be kept at the  office  of
           transfer  of  shares,   the  purchase  of  shares           the transfer  agent.  The  registration of the
           constituting  less than one unit (tangen) and any           transfer  of shares,  the  purchase  of shares
           other  matters  related  to the  shares  shall be           constituting  less than one unit  (tangen) and
           handled  by the  transfer  agent  and  not by the           any other matters  related to the shares shall
           Corporation.                                                be  handed  by the  transfer  agent and not by
                                                                       the Corporation.

  ----------------------------------------------------------- --------------------------------------------------------
  CHAPTER III.  GENERAL MEETINGS OF SHAREHOLDERS              CHAPTER III.  GENERAL MEETINGS OF SHAREHOLDERS
  (Resolutions)                                               (Resolutions)
  Article 10                                                  Article 10
      1.   (Omitted)                                              1.   (No change)
      2.   (Newly established)                                    2.   Special  resolutions  as specified by Article
                                                                       343 of the Commercial Code shall be passed by
                                                                       not less than two-thirds of the voting rights
                                                                       held by the attending  shareholders  who hold
                                                                       not less than  one-third of the voting rights
                                                                       of all shareholders.

  ------------------------------------------------------------ --------------------------------------------------------
  CHAPTER IV.  DIRECTORS AND BOARD OF DIRECTORS                 CHAPTER IV.  DIRECTORS AND BOARD OF DIRECTORS
  ------------------------------------------------------------- -------------------------------------------------------
  (Number of Directors)                                         (Number of Directors)
  Article 13                                                    Article 13
           The  Corporation  shall  have no more than sixty            The  Corporation   shall  have  no  more  than
           (60) Directors.                                             thirty (30) Directors.

  (Term of Office of Directors)                                 (Term of Office of Directors)
  Article 15                                                    Article 15
      1.  The term of office of Directors shall expire at          1. The term of office of Directors shall expire
          the closing of the ordinary general meeting of              at the closing of the ordinary general
          shareholders to be held for the last                        meeting of shareholders to be held for
          fiscal year of the Corporation ending within                the last fiscal year of the Corporation ending
          two (2) years after their assumption                        within one (1) year after their assumption of
          of office                                                   office.
      2.  (Omitted)
  ----------------------------------------------------------- --------------------------------------------------------

                                       4




  ----------------------------------------------------------- --------------------------------------------------------
                      Current Provisions                                        Proposed Amendment
  ----------------------------------------------------------- --------------------------------------------------------

  (Representative Directors and Executive Directors)          (Representative Directors and Executive Directors)

  Article 16                                                  Article 16
      1.   (Omitted)                                              1. (No change)
      2.   The Corporation may, by a resolution of the            2. The Corporation may, by a resolution of the Board
           Board of Directors, appoint one Chairman                  of Directors, appoint one Chairman of the Board,
           of the Board, one President and one or more               one President and one or more Vice Chairman of the
           Vice Chairmen of the Board, Executive Vice                Board, Executive Vice Presidents and Senior
           Presidents, Senior Managing Directors and                 Managing Directors.
           Managing Directors.
  ----------------------------------------------------------- --------------------------------------------------------

At the meeting of the Board of Directors held after the close of this Shareholders' Meeting, 26 Directors have been elected as Directors with special title, 39 Directors have been elected as Managing Officers, and each has assumed his office.

In addition, Messrs. Hiroshi Okuda, Chairman of the Board, Iwao Isomura and Kosuke Ikebuchi, Vice Chairmen of the Board, Fujio Cho, President, Akihiko Saito, Ryuji Araki, Yoshio Ishizaka, Kosuke Shiramizu, Katsuaki Watanabe, Kazushi Iwatsuki and Katsuhiro Nakagawa, Executive Vice Presidents, have been elected as Representative Directors, and each assumed his office.

The new formation of the officers of TMC is as follows:



Chairman of the Board          Hiroshi Okuda               Senior Managing Director    Kazuo Okamoto
Vice Chairman                  Iwao Isomura                Senior Managing Director    Kyoji Sasazu
Vice Chairman                  Kosuke Ikebuchi             Senior Managing Director    Mitsuo Kinoshita
President                      Fujio Cho                   Senior Managing Director    Yoshimi Inaba
Executive Vice President       Akihiko Saito               Senior Managing Director    Teruyuki Minoura
Executive Vice President       Ryuji Araki                 Senior Managing Director    Takeshi Uchiyamada
Executive Vice President       Yoshio Ishizaka             Senior Managing Director    Masatami Takimoto
Executive Vice President       Kosuke Shiramizu            Senior Managing Director    Akio Toyoda
Executive Vice President       Katsuaki Watanabe           Honorary Chairman and       Shoichiro Toyoda
                                                           Director
Executive Vice President       Kazushi Iwatsuki            Director (treated equally   Shuhei Toyoda
                                                           as Senior Managing
                                                           Director)
Executive Vice President       Katsuhiro Nakagawa          Full-time Corporate Auditor Hideaki Miyahara
Senior Managing Director       Yasuhito Yamauchi           Full-time Corporate Auditor Yoshiro Hayashi
Senior Managing Director       Zenji Yasuda                Full-time Corporate Auditor Chiaki Yamaguchi
Senior Managing Director       Takashi Kamio               Corporate Auditor           Yasutaka Okamura
Senior Managing Director       Hiroyuki Watanabe           Corporate Auditor           Hiromu Okabe
Senior Managing Director       Akio Matsubara              Corporate Auditor           Yoichi Kaya
Senior Managing Director       Tokuichi Uranishi           Corporate Auditor           Tadashi Ishikawa

[Managing Officers]

Shokichi Yasukawa              Shinichi Sasaki             Shinichi Kawashima          Mamoru Furuhashi
Tetsuo Hattori                 Shin Kanada                 Kunio Komada                Satoshi Ozawa
Hiroaki Yoshida                Hironobu Ono                Akira Sasaki                Seiichi Sudo
Kiyoshi Nakanishi              Akira Okabe                 Takeshi Yoshida             Yasuhiko Ichihashi
Yukitoshi Funo                 Yoshio Shirai               Hiroshi Kawakami            Tadashi Yamashina
Takeshi Suzuki                 Yoichiro Ichimaru           Hitoshi Nishiyama           Takashi Hata
Atsushi Niimi                  Shoji Ikawa                 Iwao Nihashi                James E. Press
Hajime Wakayama                Masuji Arai                 Shinzo Kobuki               Gary L. Convis
Hiroshi Takada                 Koichi Ina                  Tadashi Arashima            Alain J. Jones

                                       6


Teiji Tachibana                Yoshikazu Amano             Masamoto Maekawa

_______________________________________________________________________________________________________________



Each of Messrs. Noritaka Shimizu, Yoshio Uesaka and Toshiaki Taguchi, former Executive Vice Presidents, who retired upon the expiration of term of office at the close of this Shareholders' Meeting, has assumed his office as Senior Advisor to the Board.

                                   EXHIBIT VII

Japanese Securities Report for the fiscal year from April 1, 2002 through March 31, 2003 pursuant to Article 24, paragraph 1 of the Securities Exchange Act of Japan and submitted to the Chief of the Kanto Local Finance Bureau of the Ministry of Finance of Japan on June 27, 2003, and which includes the following:

     I.   Corporate information

          A.   Corporate overview
               1.   Five-year history of changes in major business indices
               2.   History of the company and its associated companies
               3.   Overview of business
               4.   Associated companies
               5.   Employee information

          B.   Business
               1.   Discussion of business results
               2.   Production, orders and sales
               3.   Management issues
               4.   Material contracts
               5.   Research and development

          C.   Capital assets
               1.   Overview of capital expenditure
               2.   Important capital assets
               3. Plans for new construction projects and disposition of facilities

          D.   Company information
               1.   Share information
                    a.   Total number of shares
                    b.   Stock acquisition rights
                    c.   Number of shares outstanding, changes in capital stock
                    d.   Shareholder information
                    e.   Major shareholders
                    f.   Voting rights
                    g.   Stock options
               2.   Share repurchases
               3.   Dividend policy
               4.   Changes in share price
               5.   Directors and corporate auditors

          E.   Financial information and report of independent accountants
               1.   Consolidated financial information
                    a.   Audited consolidated financial statements
                         |_|  Consolidated balance sheets
                         |_|  Consolidated statements of income
                         |_| Consolidated statements of retained earnings |_| Consolidated statements of cash flows
                         |_| Significant accounting policies and notes to consolidated financial statements
                         |_|  Supplementary statements

                    b. Other (including brief description of current litigation)
                Report of independent accountants

               2.   Unconsolidated financial information
                    a.   Audited unconsolidated financial statements
                         |_|  Unconsolidated balance sheets
                         |_|  Unconsolidated statements of income
                         |_| Appropriation of unconsolidated retained earnings |_| Significant accounting policies and notes to
                              unconsolidated financial statements
                         |_|  Supplementary statements

                    b.   Major assets and liabilities

                    c. Other (including brief description of current litigation)

          F.   Share handling information

          G.   Reference materials

     II.  Information on guarantors (none)

     The registrant sent copies of the report to the following stock exchanges:

          |_|  Tokyo Stock Exchange, Inc.
          |_|  Nagoya Stock Exchange, Inc.
          |_|  Osaka Securities Exchange Co., Ltd.
          |_|  Fukuoka Stock Exchange
          |_|  Sapporo Securities Exchange